                                                                   EXHIBIT 10.73
================================================================================







                               FACILITY AGREEMENT

                                 by and between


                        AMERICAN HEALTH PROPERTIES, INC.,
                   a Delaware corporation ("American Health")

                                       and


                           BALANCED CARE CORPORATION,
                    a Delaware corporation ("Balanced Care").
















                             -----------------------

                                January 30, 1998




================================================================================

                                TABLE OF CONTENTS

1. Definitions and Construction...........................................................1

2. Term; Limitation of Funding............................................................7

3. Pre-Development Services...............................................................8

4. Acquisition of Qualified Properties....................................................10

5. Development, Lease and Operation of Qualified Property.................................15

6. Title Insurance; Status of Title.......................................................16

7. Option Agreement.......................................................................16

8. Representations of Balanced Care.......................................................20

9. Representations of American Health.....................................................21

10. Conditions to Obligations of American Health and AHP..................................22

11. Conditions to Obligations of Balanced Care and BCC....................................22

12. Covenants of Balanced Care............................................................22

13. Default...............................................................................22

14. Calculation of Days...................................................................25

15. Miscellaneous.........................................................................25

LIST OF EXHIBITS

Exhibit A      -      Form of Completion Guarantee
Exhibit B      -      Form of Development Agreement
Exhibit C      -      Form of Environmental Indemnity
Exhibit D      -      Form of Lease
Exhibit E      -      Form of Management Agreement
Exhibit F      -      Form of Leasehold Mortgage
Exhibit G      -      Form of Management Guarantee
Exhibit H      -      Form of Shortfall Funding Agreement
Exhibit I      -      Form of Assignment of Acquisition Rights
Exhibit J      -      Form of Option Agreement
Exhibit K      -      Form of Working Capital Assurance Agreement
Exhibit L      -      Exceptions to Representations and Warranties
Exhibit M      -      Form of Non-Competition Agreement
Exhibit N      -      Form of Security and Subordination Documents:

                      Exhibit N-1   -       Guaranty of Payment and Performance
                      Exhibit N-2   -       Subordination and Standstill Agreement
                      Exhibit N-3   -       Security Agreement
                      Exhibit N-4   -       Assignment of Leases, Rents and Receivables

                               FACILITY AGREEMENT

        THIS FACILITY AGREEMENT is made and entered into this 1st day of February, 1998, to be effective for all purposes as of the 30th day of January 1998 by and between BALANCED CARE CORPORATION, a Delaware corporation ("BALANCED CARE") and AMERICAN HEALTH PROPERTIES, INC., a Delaware corporation ("AMERICAN HEALTH") with reference to the following facts:

        A. Balanced Care is in the business of operating and managing assisted living, senior independent living and skilled nursing facilities and providing patients services to the residents of those facilities including therapies, pharmacy, medical supplies and rehabilitation services.

        B. Balanced Care wants American Health and/or one or more of its wholly-owned subsidiaries (which subsidiaries are referred to herein, individually and collectively, as "AHP") to develop up to five (5) new assisted living facilities (each, a "FACILITY" and collectively, the "FACILITIES") for an aggregate cost to AHP of no more than Thirty Five Million Dollars ($35,000,000) in the aggregate, each of which shall be leased by AHP to a special purpose limited liability company ("TENANT"), as tenant, with (i) each such Tenant solely owning and incurring liabilities solely related to the leasehold interest in the Facility and personal property relating to the operation thereof, and
(ii) the outstanding ownership interests in Tenant at all times held 99% by Assisted Care Operators, L.L.C., a Delaware limited partnership ("PRIMARY PARENT") and 1% by Oakhaven Senior Living, Inc., a California corporation ("SECONDARY PARENT") (Primary Parent and Secondary Parent being referred to herein as "TENANT PARENT") and (iii) such Facility operated, pursuant to a written management agreement with Tenant, by a wholly owned subsidiary of Balanced Care as manager ("MANAGER") and AHP wants to develop the Facilities on the terms and subject to the conditions provided in this Agreement.

        C. AHP wants to engage BCC DEVELOPMENT AND MANAGEMENT CO., a Delaware corporation ("DEVELOPER") as the developer of each of the Facilities and Balanced Care wishes (i) to cause Developer to accept such engagement and (ii) to cause Manager to accept Tenant's engagement of Manager as the manager of each Facility and (iii) to cause Manager and Balanced Care to commit to provide additional capital and services to Tenant or any successor owner or lessee of each Facility, on the terms and subject to the conditions hereinafter provided. All of Balanced Care's wholly-owned subsidiaries acting as Manager or Developer with respect to any Project or Facility (as defined below) are referred to herein, individually and collectively, as "BCC".

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally and equitably bound, do hereby agree as follows:

        1.     Definitions and Construction.

               1.1 Definitions. Each of the following terms, when used in this Agreement, shall have the meaning indicated below:

                      (a) "APPLICABLE LAWS" shall mean all local, city, county, state and federal laws, codes, rules, regulations, ordinances and directives, covenants, easements and restrictions of record, statutes, decisional case authority and administrative authority, permits, and any requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to a Qualified Property, a Facility, or to the use, ownership or operation of either of the foregoing or to any activities conducted thereon or thereabout, including, without limitation, any laws relating to planning, zoning or Hazardous Substances, now in effect or which may hereafter come into effect.

                      (b) "ASSIGNMENT OF ACQUISITION RIGHTS" shall have the meaning ascribed thereto in Section 4.2.

                      (c) "BEST KNOWLEDGE" of a Person as to any matter shall mean that knowledge which is actually known regarding the matter or which would have been acquired if a responsible and prudent representative had made a reasonable inquiry and investigation of such matter.

                      (d) "CHANGE IN CONTROL" shall mean the acquisition of by any Person or group of Persons acting in concert (other than the current management of the corporation) of the beneficial interest in sufficient Voting Stock of a corporation to permit the Person(s) acquiring such beneficial interests to vote for the majority of the board of directors of the corporation.

                      (e) "CLOSING" shall mean the acquisition of fee simple title to a Qualified Property in accordance with the Assignment of Acquisition Rights and the Property Acquisition Agreement contemplated therein.

                      (f) "COLLATERAL ASSIGNMENT" shall mean an assignment from Tenant to AHP and American Health of the Tenant's rights under the Management Agreement and the Shortfall Funding Agreement with respect to each Facility, which Collateral Assignments shall also include the direct assurance of Balanced Care to provide such funding to successor tenants of the Facility and each of which shall be substantially in the form attached to each Lease as Exhibit C thereto.

                      (g) "COMMENCE CONSTRUCTION" shall mean the mobilization of the Prime Contractor (as defined in the Development Agreement), commencement of site and other work and, at the time of determination, the continuing diligent prosecution of the Substantial Completion (as defined in the Development Agreement) of the Project to be constructed on a Qualified Property in accordance with sound construction industry practice.

                      (h) "COMPLETION GUARANTEE" shall mean the written guarantee of Balanced Care with respect to each Facility, guaranteeing to American Health and AHP (i) the Final Completion of each Facility at a cost to AHP less than or equal to the Approved Budget (as such term is defined in the Development Agreement and (ii) the complete and timely performance by Developer of all of its obligations under the Development Agreement applicable to each Facility, with each such Completion Guarantee to be substantially in the form of Exhibit A attached hereto.

                      (i) "DEPOSIT PLEDGE AGREEMENT" shall mean the Deposit Pledge Agreement to be entered into by the Tenant of each Facility in the form attached to the Lease as Exhibit J thereto.

                      (j) "DEVELOPMENT AGREEMENT" shall mean the agreement with respect to each Facility entered into by and between Developer and AHP and providing for the development of each Facility upon the Qualified Property, each of which shall be substantially in the form attached hereto as Exhibit B.

                      (k) "ENVIRONMENTAL INDEMNITY" shall mean the agreement entered into with respect to each Facility by Balanced Care in favor of AHP, each of which shall be in the form attached hereto as Exhibit C .

                      (l) "FINAL COMPLETION" of a Facility shall mean "Final Completion" as defined in the Development Agreement.

                      (m) "FINANCIAL STATEMENTS" of a Person shall mean audited financial statements of that Person (with the exception that Financial Statements of Tenant shall be certified by Tenant and Manager as true, correct, accurate, complete and fairly presenting the financial condition of Tenant by a representative of Tenant authorized to make such certification), prepared in accordance with GAAP, which fairly present that Person's financial condition as at the dates of such Financial Statements and results of operations, properties or prospects of that Person, including at a minimum statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year of the Person to the end of such period, a statement of cash flows for the period(s) then ended and the related balance sheet as at the end of such period together with the notes thereto (which shall include reasonable detail regarding any and all contingent liabilities of the Person), all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year of the Person.

                      (n) "GAAP" shall mean generally accepted accounting principles applied consistently from period to period.

                      (o) "GOVERNMENTAL AUTHORITY" shall mean (a) any government or municipality or political subdivision of any government or municipality, (b) any assessment, improvement, community facilities or other special taxing district, (c) any governmental or quasi-governmental agency, authority, board, bureau, commission, corporation, department, instrumentality or public body, (d) any court, administrative tribunal arbitrator, public utility or regulatory body, or (e) any central bank or comparable authority.

                      (p) "HAZARDOUS SUBSTANCES" shall mean any hazardous or toxic material or waste which is regulated by any authority of or operating under the authority of any local or municipal government, the State, or the United States of America or which may require remediation at the behest of any governmental or quasi-governmental agency or which may cause a detriment to or impair the value or beneficial use of the Land or Improvements or cause a health, safety or environmental hazard on, under or about any portion of the Property, including, without limitation, any material or substance which is: (1) petroleum or a petroleum by-product or a fraction, derivative or product of the decay or decomposition thereof; (2) asbestos or an asbestos containing material in any form; (3) a hydrocarbon or similar substance; (4) PCB; (5) formaldehyde; (6) medical waste, (7) radioactive, (8) flammable or explosive; (9) leaked or released from any underground storage tanks; (10) listed as a "toxic pollutant" pursuant to Section 311 of the Federal Pollution Control Act (33 U.S.C. Section 1317) including any amendments thereto;
(11) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903) including any amendments thereto; (12) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601) including any amendments thereto; (13) listed in the United States Department of Transportation Table (49 CFR ss. 172.101) or by the U.S. Environmental Protection Agency as a hazardous substance; (14) any material, waste or substance which is governed, regulated, listed and/or defined under any Applicable Laws of the State or in the regulations or judicial or administrative orders, decisions or decrees promulgated pursuant to any of the foregoing State or federal laws. The foregoing list of definitions and statutes is intended to be illustrative and not exhaustive, and such list shall not be deemed to include all definitions and laws applicable to the subject matter contained herein, all such laws being included within the definition of Applicable Laws.

                      (q) "INSTITUTIONAL PROJECT FINANCE" shall mean the funding of the construction and development costs of a Facility (as a single project and without direct recourse to or security interests in the assets of a Person other than the Qualified Property, the Facility to be constructed thereon and deposit accounts of the proposed tenant thereof) by any of (i) a real estate investment trust, (ii) a commercial bank or its regulated subsidiary or affiliate (but if via loans or mortgage financing, only to the extent such bank provides such financing with a maturity of no less than 10 years after completion of the Facility) or (iii) an insurance company, to the extent such Persons are regularly engaged in the funding of similar construction or development projects.

                      (r) "LEASE" shall mean the lease to be entered into with respect to each Facility by and between AHP as landlord and Tenant as tenant, each of which shall be substantially in the form attached to this Agreement as Exhibit D attached hereto.

                      (s) "LEASEHOLD MORTGAGE" shall mean the Revolving Credit/Future Advance Leasehold Mortgage with respect to each Facility, each of which shall be substantially in the form of Exhibit F attached hereto and shall encumber each Tenant's leasehold interest in a Facility as security for the obligations of Tenant and Tenant Parent to Balanced Care and Manager pursuant to the Shortfall Funding Agreement, Working Capital Assurance Agreement and the Option Agreement.

                      (t) "MANAGEMENT AGREEMENT" shall mean the agreement to be entered into with respect to each Facility between Tenant and Manager providing for the management and operation of each Facility by Manger, each of which shall be substantially in the form of Exhibit E attached hereto.

                      (u) "MANAGEMENT GUARANTEE" shall mean the written obligation of Balanced Care that Manager shall timely, fully and faithfully perform all of its obligations under the Management Agreement for each Facility, each of which shall be substantially in the form of Exhibit G attached hereto

                      (v) "NON-COMPETITION AGREEMENT" shall mean the agreement entered into by and among American Health, AHP, each Tenant and Tenant Parent with respect to each Facility, each of which shall be substantially in the form attached hereto as Exhibit M.

                      (w) "OPTION AGREEMENT" shall mean an agreement between each owner of an interest in Tenant and Balanced Care granting to Balanced Care (or a BCC subsidiary) the right to purchase all interests in Tenant, which Option Agreement shall be in the form attached hereto as Exhibit J.

                      (x) "PERMITTED EXCEPTIONS" shall have the meaning ascribed to that term in Section 6.2

                      (y) "PERSON" shall mean any natural person or legal entity, whether an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association or firm, joint venture, Governmental Authority or otherwise.

                      (z) "PROJECT" shall mean each project to be completed upon a Qualified Property in accordance with the Development Agreement to be entered into with respect to that Qualified Property pursuant to this Agreement and the other Transaction Documents.

                      (aa) "PROPERTY ACQUISITION AGREEMENT" shall mean the real property purchase and sale agreement, option agreement or other agreement providing for the acquisition by Balanced Care or BCC of property which has been approved by AHP as Qualified Property in accordance with this Agreement.

                      (bb) "QUALIFIED PROPERTY" shall mean up to five (5) individual parcels of land (i) as to which BCC or Balanced Care has the right to purchase the fee interest thereto pursuant to a binding contract of sale or binding option to purchase, and (ii) upon which a Facility is proposed to be constructed, which Tenant will lease from AHP upon Final Completion thereof and
(iii) which AHP approves for acquisition in the exercise of its reasonable business discretion (and for the avoidance of doubt, but without limitation on the right of AHP to approve or disapprove any real property as Qualified Property AHP shall have the right to determine that any proposed real property is not Qualified Property based upon its reasonable determination that the demographics of the proposed vicinity of the property or other market conditions including such items as the degree of existing, proposed or potential competition within an area makes it unlikely that a Person could operate the Facility profitably).

                      (cc) "SECURITY AND SUBORDINATION DOCUMENTS" shall mean, collectively, (i) the Guaranty of Payment and Performance made with respect to each Lease by Tenant Parent, as Guarantor, in favor of AHP, as Landlord, each of which shall be substantially in the form attached hereto as Exhibit N-1, (ii) the Subordination and Standstill Agreement entered into with respect to each Lease by and among AHP, as landlord, each Tenant, as tenant and Tenant Parent, as Guarantor, each of which shall be in substantially the form attached hereto as Exhibit N-2, (iii) the Security Agreement executed with respect to each Facility by Tenant in favor of AHP, as landlord, each of which shall be in the form attached hereto as Exhibit N-3 and (v) the Assignment of Leases, Rents and Receivables made by with respect to each Facility by Tenant in favor of AHP, as Landlord, each of which shall be in the form attached hereto as Exhibit N-4.

                      (dd) "SELLER" shall mean the Person selling a Qualified Property in accordance with a Property Acquisition Agreement.

                      (ee) "SHORTFALL FUNDING AGREEMENT" shall mean the agreement of Balanced Care to fund deficits in the working capital required for Tenant to operate any one or more of the Facilities, substantially in the form attached hereto as Exhibit I.

                      (ff) "STATE" shall mean, with respect to each Qualified Property, the State in which the Qualified Property is located.

                      (gg) "TRANSACTION DOCUMENTS" means, collectively, this Agreement and each and every one of the Development Agreements, Assignments of Acquisition Rights, Non-Competition Agreements, Completion Guarantees, Management Agreements, Management Guarantees, Security and Subordination Documents, Working Capital Documents, and Leases executed and delivered with respect to each Facility and any and all documents, instruments or agreements delivered to AHP or American Health pursuant to any one or more of the foregoing.

                      (hh) "WORKING CAPITAL ASSURANCE AGREEMENT" shall mean the undertaking of Balanced Care in favor of American Health, obligating Balanced Care, among other things, to fund deficits in the working capital required for Tenant to operate any one or more of the Facilities, substantially in the form attached hereto as Exhibit K

                      (ii) "WORKING CAPITAL DOCUMENTS" shall mean, with respect to each Tenant and each Facility, the Shortfall Funding Agreement, Deposit Pledge Agreement, Working Capital Assurance Agreement, Option Agreement, Leasehold Mortgage and all notes or other similar instruments to be delivered in connection with any one or more of the foregoing.

               1.2 Terms Not Defined. All accounting terms which are not otherwise defined in this Agreement shall have the meanings ascribed to such term under GAAP.

               1.3 Additional Rules of Construction. The terms "including" and "include" mean "including without limitation" and "including, but not limited to". The term "any" as a modifier to any noun, shall be construed to mean "any and/or all" preceding the same noun in the plural The terms "herein" "hereunder" and other similar compounds of the word "here" refer to the entire document in which the term appears and not to any particular provision or section of the document in which the term appears and not to any particular provision or section of the document. References herein to a Section, paragraph or subsection shall refer to the indicated provision of this Agreement unless referred to herein to the contrary. In all cases where American Health's approval or consent is required hereunder, such approval or consent must be in writing and may be withheld in American Health's sole and absolute discretion.

               1.4 Incorporation of Exhibits and Schedules. All Exhibits and schedules attached to this agreement or otherwise referred to herein are incorporated herein and made an integral part of this Agreement by this reference as if fully set forth herein at length.

        2.     Term; Limitation of Funding.

               2.1 Term. The term of this Agreement (the "TERM") shall commence on January 30, 1998 and unless sooner terminated in accordance with the terms of the Transaction Documents (including this Agreement) shall expire upon the earlier of July 31, 1999 and the date on which Developer Commences Construction with respect to the fifth Project to be acquired and developed pursuant to this Agreement. Neither American Health nor AHP shall have any obligation to consider or acquire Qualified Properties nor to enter into any Transaction Documents with respect to any property, Project or Facility upon the expiration or sooner termination of this Agreement.

               2.2 Limitation on Funding. Notwithstanding any provision of this Agreement or any Transaction Document to the contrary, American Health shall not be obligated to fund (whether directly or indirectly, through one or more AHP subsidiaries, by Construction Advance or otherwise) more than Thirty Five Million Dollars ($35,000,000) in the aggregate pursuant to this Agreement and the other Transaction Documents, inclusive of all fees paid to Developer, other Costs of the Work, any other Advances (as defined in the Development Agreement) and Imputed Interest thereon (as defined in the Development Agreement).

        3.     Pre-Development Services.

               Prior to proposing the acquisition by AHP of any site as a Qualified Property or proposing the development of any Facility upon such property, Balanced Care shall have performed or have caused Developer to perform each of the following services (collectively, the "PRE-DEVELOPMENT SERVICES"):

               3.1 completing a market analysis to confirm bed need,

               3.2 determining that the proposed property is a suitable site for a Facility and obtaining the right to acquire (i) good, marketable and indefeasible fee simple title to the site subject only to the Permitted Exceptions and (ii) any related or appurtenant rights, easements or other property desirable for the development of a Facility upon a site;

               3.3 obtaining architectural plans for the Project to be constructed upon the proposed site, which plans shall be based on the prototype plans for the Facilities previously delivered to American Health by Balanced Care,

               3.4 retaining to the extent reasonably required for the development of a Project on the proposed site, engineers, architects, 1and planners, surveyors, consultants, independent contractors, subcontractors, attorneys, service agents, suppliers and other providers of materials or services,

               3.5 obtaining preliminary site and other plans or surveys showing any easements, plats, maps, subdivisions, plans, declarations of covenants and restrictions, right-of-way deeds and other similar instruments and obtaining any and all other entitlements and permits necessary to the development of the Project, and

               3.6 performing such other investigations and other tasks as may reasonably be requested by American Health or AHP in connection with the proposed site, including but not limited to soil and geotechnical testing, environmental site assessments (including without limitation obtaining a Phase I Environmental Report and completing any Phase II Environmental Report recommended therein), determining that storm water, surface and other drainage on the proposed site is adequate for the proposed Project, that utilities adequate to service the Project will be made available by reliable utility providers and confirming that planning, zoning and other Applicable Laws or restrictions will permit the operation of the Facility upon the proposed site.

        4.     Acquisition of Qualified Properties.

                Upon (i) the performance by Balanced Care of each of the Pre-Development Services set forth in Sections 0 through 0 above, (ii) AHP receiving each of the items listed in subparagraphs (0) through (0) of Section 0 below and (iii) AHP delivering to Balanced Care its written approval of the performance of the Pre-Development Services and the items required to be delivered to it pursuant to Section 0 and its approval of a proposed property as a Qualified Property in the manner contemplated in Section 0 below (provided, however, that no such approval shall be construed as a warranty as to any such matters by AHP, shall not relieve Balanced Care from any of its obligations under any Transaction Document, including but not limited to the obligation of Balanced Care and BCC to cause the Final Completion of each Facility at a cost to AHP and American Health not to exceed the Maximum Project Amount with respect to each Facility, nor subject American Health or AHP to any liability whatsoever), AHP shall acquire each approved Qualified Property, subject to the terms of the applicable Property Acquisition Agreement, the Assignment of Acquisition Rights, this Agreement and the other Transaction Documents.

               4.1 Identification of Qualified Properties to American Health. Balanced Care shall deliver written notice (the "IDENTIFICATION NOTICE") to American Health of any land which Balanced Care desires AHP to acquire as a Qualified Property. The Identification Notice shall include each of the following items, each of which shall be delivered by Balanced Care in form and substance satisfactory to AHP:

                      (a) a legal description, street address or other reasonable identification of the particular property which Balanced Care proposes AHP approve as a Qualified Property,

                      (b) a description of and preliminary plans and specifications for the Facility which BCC proposes to construct upon the Property pursuant to a Development Agreement and which Tenant will lease and BCC will manage in accordance with the terms of this Agreement, the Lease and the Management Agreement,

                      (c) a description of the demographic characteristics of the vicinity of the proposed Qualified Property and of the area which will be serviced by the proposed Facility to be constructed thereupon;

                      (d) a description of existing or proposed facilities which are reasonably anticipated to compete with the proposed Facility including a description of the bed capacity of each such competitive facility, the services to be provided therein, and the anticipated and/or existing operator and manager thereof;

                      (e) a description of the results of and information obtained in connection with the performance by Balanced Care and BCC of the Pre-Development Services described in Section 3.

                      (f) a copy of the Property Acquisition Agreement pursuant to which BCC or Balanced Care has the right to acquire the fee interest in and to the proposed Qualified Property;

                      (g) a preliminary budget for the project showing in reasonable detail the anticipated costs of development, construction and opening costs of the Facility proposed to be constructed upon the proposed Qualified Property;

                      (h) preliminary projections of revenue and operating expenses for no less than the first five (5) years of operations of the Facility proposed to be constructed upon the proposed Qualified Property, including reasonable details regarding the underlying operating and financial assumptions used to arrive at such projections;

                      (i) the written commitment of Tenant to enter into a Lease of the Facility proposed to be constructed on the proposed Qualified Property at the Closing;

                      (j) Financial Statements of Tenant showing, among other things, that Tenant has sufficient working capital or the ability to obtain sufficient working capital for the operation of the proposed Facility, including without limitation funding of all pre-opening expenses and start up losses (with the sole exception that with respect to the single Facilities to be located in Jackson, Tennessee and Anderson, Indiana, such Financial Statements shall be delivered no later than March 30, 1998); and

                      (k) such other information regarding the proposed Qualified Property, the vicinity of that property, the Tenant, proposed Facility and any other information reasonably related to the proposed Qualified Property or the development thereof as American Health may reasonably request.

               4.2 Notice of Approval. Within 20 business days after its receipt of the Identification Notice and the last to be received of the items listed in subparagraphs (0) through (0) of Section 0, American Health shall deliver written notice to Balanced Care stating whether the property identified therein is approved by American Health as a Qualified Property. If American Health delivers notice that it has not approved the property as a Qualified Property or if American Health fails to respond to the Identification Notice within the 20 business day period identified above, the property identified in the Identification Notice shall not constitute Qualified Property and neither American Health nor AHP shall have any obligation to acquire such property or to develop any improvement or Facility thereon. American Health may, but shall not be obligated to, specify in any notice of disapproval the reasons for disapproving any proposed property as a Qualified Property and if a specific reason is so specified, Balanced Care may, but shall not be obligated to, resubmit the proposed property upon rectifying the item noted as the basis for disapproval. If, however, American Health timely approves the property identified in the Identification Notice as Qualified Property then American Health (or the AHP subsidiary designated by American Health) shall, subject to the terms of this Agreement, acquire the right of Balanced Care or BCC (as the case may be) to acquire the Qualified Property on the terms and subject to the conditions of the Property Acquisition Agreement and this Agreement with respect to such Qualified Property pursuant to the terms and subject to the conditions of a written Assignment ("ASSIGNMENT OF ACQUISITION RIGHTS") to be entered into between AHP and the Balanced Care or BCC entity who holds the rights to acquire the Qualified Property with each such Assignment of Acquisition Rights to be substantially in the form attached hereto as Exhibit H.

               4.3 Failure to Acquire Qualified Property. If, in accordance with and pursuant to the terms and conditions of this Agreement or the Property Acquisition Agreement, AHP shall not acquire any Qualified Property and the Assignment of Acquisition Rights with respect to that property is terminated, such property shall cease to be Qualified Property unless and until Balanced Care delivers a subsequent Identification Notice to American Health and American Health again approves that property as a Qualified Property in accordance with
Section 4.2.

        5.     Development, Lease and Operation of Qualified Property.

               5.1 Delivery of Transaction Documents. In addition to all other conditions set forth in this Agreement, the Property Acquisition Agreement and the Assignment of Acquisition Rights, concurrently with, and as a condition to the Closing of each Qualified Property acquired by AHP:

                      (a) Development Agreement., BCC and AHP shall have entered into a Development Agreement, substantially in the form of Exhibit B to this Agreement and otherwise in form and substance satisfactory to AHP, regarding the Facility to be developed and constructed upon the Qualified Property.

                      (b) Completion Guarantee. Balanced Care shall have entered into a Completion Guarantee, substantially in the form of Exhibit A to this Agreement and otherwise in form and substance satisfactory to AHP, regarding the Facility to be developed and constructed upon the Qualified Property.

                      (c) Environmental Indemnity. Balanced Care shall have entered into an Environmental Indemnity, substantially in the form of Exhibit C to this Agreement and otherwise in form and substance satisfactory to AHP, regarding the Qualified Property.

                      (d) Lease. AHP and Tenant shall have entered into a Lease of the Qualified Property and the Facility to be developed and constructed thereon, substantially in the form of Exhibit D to this Agreement and otherwise in form and substance satisfactory to AHP;

                      (e) Management Agreement. Tenant and Manager shall have entered into a Management Agreement, substantially in the form of Exhibit E to this Agreement and otherwise in form and substance satisfactory to AHP, for the Facility proposed to be constructed on the Qualified Property;

                      (f) Security and Subordination Documents. Tenant, Tenant Parent, Manager, Developer, Balanced Care and BCC, on the one hand and American Health and AHP, on the other, shall have entered into each of the Security and Subordination Documents, substantially in the form of Exhibit N to this Agreement and otherwise in form and substance satisfactory to AHP, regarding the Facility to be developed and constructed upon the Qualified Property;

                      (g) Non-Competition. BCC, Balanced Care, Tenant Parent and each existing Tenant shall have entered into a Non-Competition Agreement regarding the Facility to be developed and constructed upon the Qualified Property, substantially in the form of Exhibit M to this Agreement and otherwise in form and substance satisfactory to AHP;

                      (h) Management Guaranty. Balanced Care shall have entered into a Management Guarantee, substantially in the form of Exhibit G to this Agreement and otherwise in form and substance satisfactory to AHP, regarding the Facility to be developed and constructed upon the Qualified Property.

                      (i) Working Capital Documents. Tenant, Tenant Parent and Balanced Care shall, with respect to the Facility to be developed and constructed upon the Qualified Property, have entered into the Working Capital Documents, including without limitation the Working Capital Assurances Agreement, substantially in the form of Exhibit K to this Agreement and otherwise in form and substance satisfactory to AHP, and the Shortfall Funding Agreement, substantially in the form of Exhibit H to this Agreement and otherwise in form and substance satisfactory to AHP;

                      (j) Collateral Assignment. Tenant shall have entered into the Collateral Assignment to AHP and American Health and Balanced Care and Manager shall have executed and delivered their written consent thereto in the form contemplated in the Collateral Assignment, substantially in the form of Exhibit C to the Lease and otherwise in form and substance satisfactory to AHP.

               5.2 Conditions to Be Satisfied at Assumption of Property Acquisition Agreement. AHP's obligation to assume each Property Acquisition Agreement is conditioned upon the complete satisfaction or written waiver by AHP of each and every one of the following conditions:

                      (a) Conditions to Assumption of Property Acquisition Agreement. Compliance with Law. AHP shall have satisfied itself that the Property is then in full compliance with all Applicable Laws (as defined herein).

                      (b) Contracts. Developer shall have entered into contracts for labor, materials and services in connection with the Final Completion of the Project, each of which shall be acceptable to AHP, as contemplated in this Agreement, the Development Agreement and the other Transaction Documents,

                      (c) Zoning and Subdivision. Developer shall have obtained and filed all plans, surveys, plats, maps, subdivisions, use permits, declarations of covenants and restrictions, right-of-way deeds and other similar instruments and shall have obtained any and all other entitlements and permits necessary to the development of the Project

                      (d) Environmental Condition. AHP shall have approved in writing a Phase I Environmental Assessment Report ("Phase I Report") addressed to AHP and dated as of a recent date and prepared by a qualified geotechnical firm acceptable to AHP concerning the absence of Hazardous Substances (as defined herein) on, in, under or about the Property (AHP reserving the right to require and approve in writing a Phase II Environmental Assessment Report ("Phase II Report"), at AHP's expense, if a Phase II Report is recommended in the Phase I Report), with copies of all such reports to be provided to BCC upon BCC's request therefor.

                      (e) Title Commitment and Policy. AHP shall have received a title commitment covering the Property issued by the Title Company, together with legible copies of all underlying documents referred to therein (collectively, the "Commitment") and shall have approved in writing the form and substance of the Commitment and the form of "Title Policy" (as defined in Section 0) to be issued to the AHP at Closing pursuant thereto, and the Title Policy shall be issued in the form previously approved, and neither the "Survey" (as defined in Section 0(0)) nor Title Policy shall contain any exception other than the "Permitted Exceptions" (as defined in Section 0) and without limitation on the foregoing, the Title Policy shall include no material exception disclosed by the Survey, and at or prior to Closing Seller shall have removed any items affecting title to or use of the Property which are disapproved by AHP and which Seller agrees to remove in accordance with this Section 0(0). If, AHP shall disapprove any exception to title noted in the Commitment by delivery of notice of disapproval to Seller and BCC, BCC and/or Seller shall notify AHP, within five (5) business days after receipt of such notice of disapproval, as to whether Seller or BCC will remove such item from title to the Property. If Seller or BCC elects to remove such item, the transaction will proceed to Closing subject to the other conditions stated herein. If Seller or BCC shall notify AHP within the foregoing five (5) business day period that neither it nor Seller will remove such exception, or Seller and BCC fail to respond during the foregoing five (5) business day period, AHP shall have the option either to accept such disapproved exception as a Permitted Exception and thus continue to proceed to the Closing subject to the other conditions stated herein, or, to terminate this Agreement by written notice to BCC delivered within five (5) business days after AHP's receipt of notice from that neither Seller nor BCC will remove a disapproved item from title to the Property.

                      (f) Survey. AHP shall have received and approved in writing a current survey of the Property certified to Title Company and to AHP (which certification shall be in the form of Exhibit B and shall be certified as of a date no earlier than fifteen (15) business days prior to Closing) (the "Survey"), to be procured by BCC, and fulfilling (and certified to AHP's reasonable satisfaction as fulfilling) the requirements for an ALTA Survey, the current surveyor's association standards applicable in the State, if any, and Specifications for a Category

1A Condition II Survey, ACSM 1992 Minimum Detail Requirements and all other requirements imposed by the Title Company in connection with the issuance to AHP of the Title Policy.

                      (g) Structural and Conditions Reports. AHP shall have received and approved in writing one or more geological, physical condition and structural inspection, soils, foundations and other report(s) regarding the physical condition of the Property from architectural or engineering firm(s) approved by AHP in it reasonable business discretion (collectively, the "Structural Report").

                      (h) Tenant Financial Statements. AHP shall have received Financial Statements of Tenant, dated as of the last day of the second to last full calendar month ending prior to the proposed date of Closing, acceptable to AHP and showing, among other things, that Tenant has sufficient working capital to support the payment and performance by Tenant under all existing Leases of Facilities and the obligations which Tenant will undertake to pay and perform under the Lease of the Facility to be constructed upon the Property.

                      (i) Appraisal. AHP shall have received an appraisal from an independent MAI appraiser selected by AHP and reasonably acceptable to Seller ("Appraisal") stating that, based upon the projected cash flow of the Facility to be constructed upon the Property pursuant to the Development Agreement (net of all capital and operating expenditures), the fair market value of the Property and the Facility to be constructed thereupon will be no less than the Maximum Project Amount (as defined in the Development Agreement), upon Final Completion of the Facility.

                      (j) Performance. Seller shall have performed all of Seller's obligations under the Property Acquisition Agreement, and each of Tenant, Balanced Care and BCC shall have performed each of their respective obligations (i) pursuant to this Agreement and any and all Transaction Documents delivered with respect to the Qualified Property to be acquired and the Facility to be constructed thereon and (ii) all Transaction Documents then in effect with respect to all other Qualified Property, Projects and Facilities.

                      (k) Representations and Warranties. The representations and warranties of Seller made pursuant to the Property Acquisition Agreement and the representations and warranties of Tenant, Balanced Care and BCC made pursuant to (i) this Agreement, the Property Acquisition Agreement, and all Transaction Documents delivered with respect to the Qualified Property to be acquired and the Facility to be constructed thereon and (ii) all Transaction Documents then in effect with respect to all other Qualified Property, Projects and Facilities, shall continue to be true and correct as of the Closing.

                      (l) Board Approval. The acquisition of the Qualified Property and development of the Project and Lease to Tenant shall each have been approved by the Board of Directors of AHP and the Board of Directors of American Health (collectively, the "Board Approvals"), such Boards to have complete and absolute discretion to approve or disapprove this Agreement. American Health acknowledges and agrees that the required Board Approvals have been obtained with respect to the Qualified Property located in Jackson, Tennessee and Anderson, Indiana.

               5.3 Conditions to Be Fulfilled at Closing. In addition to the conditions set forth in Section 0, AHP's obligation to purchase each Qualified Property is further conditioned upon the complete satisfaction of each and every one of the following conditions at the Closing thereof:

                      (a) No Change in Conditions. Each of the items approved or conditionally approved by AHP in accordance with Section 0 above shall continue at the Closing in the condition previously approved by AHP. Without limiting the generality of the foregoing condition:

                             (i)    the Title Company shall be in a position to
issue the Title Policy to AHP upon the Closing as contemplated in Section 0 with no exceptions other than the Permitted Exceptions and in the form contemplated in Section 6.1,


                             (ii) no new violation of Applicable Law shall have
occurred on the Property after the satisfaction of the condition set forth in
Section 5.2(a) above,


                             (iii) no new adverse environmental condition shall
have occurred on the Property after the date of the Phase I Report (and, if applicable, Phase II Report) approved by AHP as contemplated in Section
5.2(d) above, and


                             (iv) the physical condition of the Property shall
not have changed in any material respect from the condition stated in the Structural Report approved by AHP as contemplated in Section 5.2(g) above.


                      (b) Consents for Sale. AHP shall have received satisfactory written evidence that (i) Seller has obtained any and all consents required for Seller lawfully and rightfully to close the transactions contemplated in the Property Acquisition Agreement and this Agreement, (ii) BCC has obtained any and all consents required for it lawfully and rightfully to close the transactions contemplated in the Property Acquisition Agreement and this Agreement and (iii) all such consents remain in full force and effect without revocation or modification as of the Closing.

                      (c) Additional Actions. Seller, BCC and Balanced Care shall have taken such additional actions and shall have delivered such additional items as may be required to fulfill all conditions to AHP's obligation to purchase the Qualified Property and delivered all affidavits, certificates, statements and other items as may be required for the Title Company to deliver the Title Policy required to be delivered to AHP pursuant to
Section 0 of this Agreement.

                      (d) Vendor's Affidavit. To the extent required by Applicable Law of the State, a vendor's affidavit together with disclosure of sales information on the form promulgated by the State department of revenue.

                      (e) UCC Searches. Seller shall have delivered to AHP, at Seller's cost and expense, Uniform Commercial Code financing statement searches covering Seller and its general partners for the State and the County in which the Qualified Property is located, showing that all of the personal property to be transferred pursuant to the Property Acquisition Agreement

(the "PERSONAL PROPERTY") and all property which may constitute a fixture in the Property is free and clear of all liens and encumbrances other than any Permitted Exceptions approved by AHP.

                      (f) Tax Receipts. Not later than two (2) business days prior to the Closing, Seller shall deliver to AHP receipts showing the payment of all taxes levied and payable on the Property.

                      (g) Assignment/Termination of Contracts. At least five (5) business days prior to Closing, Seller shall have delivered to AHP a proposed assignment of contracts, if any, relating to the Qualified Property and, at Closing, shall have delivered to AHP reasonable evidence of the termination of any of such contracts which AHP notifies Seller to terminate prior to Closing.

                      (h) Performance. The condition stated in Section 5.2(j) shall continue to be true in all respects.

                      (i) Representations and Warranties. The condition stated in Section 5.2(k) shall continue to be true in all respects.

                      (j) Development Items. BCC shall have caused Developer to execute and deliver the Development Agreement and Initial Budget and Project Schedule required thereunder to AHP.

                      (k) Transactional Documents. Balanced Care shall have caused each of Manager, Developer, Tenant and Tenant Parent, to the extent each is a party thereto, to have executed and delivered to AHP each of the Transaction Documents (including without limitation the Lease, Shortfall Funding Agreement, Working Capital Documents and Environmental Indemnity) and (ii) each Transaction Document shall be in full force and effect without breach or default or claim of default thereunder.

                      (l) Closing Statements. AHP shall have received a closing statement in form and substance acceptable to AHP.

                      (m) Opinions of Counsel. Legal Counsel to BCC (which legal counsel shall be reasonably acceptable to AHP) shall have delivered to AHP a legal opinion substantially in the form attached hereto as Exhibit O-1 and legal counsel to Tenant (which legal counsel shall be reasonably acceptable to AHP) shall have delivered to AHP a legal opinion substantially in the form attached hereto as Exhibit O-2.

               5.4 AHP's Benefit. The conditions set forth herein are for the sole and express benefit of AHP. No action or inaction shall be deemed a waiver or estoppel of AHP's enforcement of any of the foregoing conditions, and each and every such condition may only be waived by a writing executed by AHP expressly waiving such condition. AHP's failure to give any written notice of approval of any item shall, at AHP's option, be deemed disapproval of such item and a failure of such condition.

        6.     Title Insurance; Status of Title.

               6.1 Title Insurance. Title to each Qualified Property to be acquired by AHP pursuant to this Agreement and any Property Acquisition Agreement shall be evidenced by an ALTA Owner's Policy of Title Insurance issued by a title company duly authorized to issue such insurance within the State and otherwise acceptable to AHP in the exercise of its reasonable discretion (the "Title Company") together with such revisions and endorsements thereto as are available in the State which AHP requires in its reasonable discretion, in the full amount of the Purchase Price ("Title Policy") insuring good and indefeasible title to the Property as vested in AHP (or AHP's assignee), subject only to the Permitted Exceptions.

               6.2 Status of Title. Good, marketable and indefeasible title to the Property in fee simple absolute shall be conveyed at the Closing to AHP by the deed required under the Property Acquisition Agreement. Title to the Property shall be conveyed to AHP free and clear of all liens, covenants, conditions, restrictions, encumbrances, mortgages, deeds of trust, encroachments, leases, rights, rights of way, rights of occupancy or possession, and other matters affecting title to or use of the Property, except the following exceptions (collectively, the "Permitted Exceptions"):

                      (a) Liens to secure payment of real property taxes and assessments for the year of Closing and subsequent years, each of which are a lien not yet payable;

                      (b) Any and all matters affecting the condition of title created by the act of AHP or created with the written consent of AHP;

                      (c) The Lease; and

                      (d) Any matters disclosed by the Commitment or the Survey which are approved by AHP in writing as contemplated in Section 5.2(e) above. AHP hereby disapproves of, and title to the Property at the Closing shall be free and clear of, (a) all monetary liens and encumbrances and (b) any leases other than the Lease.

        7.     Option Agreement.

               American Health acknowledges and agrees that Balanced Care (or its duly designated wholly-owned BCC subsidiary) shall have the right to acquire the issued and outstanding interests in each Tenant at the time and in the manner and subject to the terms and conditions of the Option Agreement and that the exercise of the option granted thereunder will not constitute an assignment of the Lease or an Event of Default thereunder so long as Tenant continues to perform all covenants and obligations required of Tenant and to fulfill all conditions applicable under the Lease.

        8.     Representations of Balanced Care.

               Balanced Care warrants and represents to each of American Health and each AHP subsidiary that, as of the date of this Agreement and on the date of each Closing, the following shall be true and correct (and the warranties and representations set forth in this Section 8 shall survive each Closing):

               8.1 Due Formation; Solvency; etc. Balanced Care is a corporation which is duly organized validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business under the laws of each State where its properties, the nature of its activities or business require such qualification. Each BCC subsidiary is duly organized, validly existing and in good standing under the Laws of its state of organization and is qualified to do business in each State where the nature of its activities requires such qualification. Balanced Care has full power, capacity, authority and legal right to execute and deliver this Agreement and all Transaction Documents to be delivered by Balanced Care. Each BCC subsidiary has full power, capacity, authority and legal right to execute and deliver the Transaction Documents required to be delivered by that Person pursuant to this Agreement. Each of Balanced Care and BCC has full power, capacity, authority and legal right to perform all transactions (including the execution and delivery of all documents contemplated hereunder and to cause the delivery by each BCC subsidiary of such documents) required of Balanced Care or the BCC subsidiaries for the performance of this Agreement (including all performance required under the documents to be delivered hereunder) and the Transaction Documents. Each of Balanced Care and each BCC subsidiary is solvent and (i) has filed all tax returns which are required to be filed by it and (ii) is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other governmental authority to which it may be subject which would, in each case or in the aggregate, materially and adversely affect the transactions contemplated by this Agreement.

               8.2 Due Authorization, Execution and Delivery. This Agreement and each Transaction Document executed and delivered by Balanced Care has been duly authorized and, when executed and delivered, shall constitute the legal, valid and binding obligation of Balanced Care. Each Transaction Document executed and delivered by BCC has been duly authorized and, when executed and delivered, shall constitute the legal, valid and binding obligation of BCC.

               8.3 No Conflicts. The execution and delivery of this Agreement by Balanced Care and the execution and delivery of the other documents hereunder by BCC and the performance by Balanced Care and BCC of all transactions contemplated hereunder or thereunder (including the execution and delivery of all documents required by this Agreement to be executed and delivered by Balanced Care or BCC):

                             (i)    shall not breach any contracts, covenants or
restrictions between or binding upon Balanced Care or BCC and any third party or affecting any Qualified Property; shall not create or cause to be created any mortgage, lien, encumbrance or charge on any Qualified Property; and shall not conflict with or otherwise violation any Applicable Laws or result in a breach or violation of (a) any law or governmental rule or regulation applicable to Balanced Care or BCC now in effect, (b) any provision of Balanced Care's or BCC's corporate charter or other organizational documents, or (c) any judgment, order or decree of any court, arbitrator, administrative agency or other governmental authority binding upon Balanced Care or BCC.


                             (ii)   do not require any consent or approval of
any public or private authority (including any legislative or judicial body) which has not already been obtained (provided, however, that approval of the completion of development of a Facility and issuance of approval for the occupancy and use thereof may require the obtaining of approvals in the future, which future approvals Balanced Care and Manager shall be obligated to obtain in all events); and

                             (iii)  are not threatened with invalidity or
unenforceability by any action, proceeding, including bankruptcy or insolvency proceedings, or investigation pending or threatened by or against Balanced Care, BCC or the seller of any Qualified Property.


               8.4 Governmental Approvals. No consents, approvals or other authorizations of any Governmental Authority is required for the due and valid execution and delivery of this Agreement or any other agreement described herein to which Balanced Care or BCC is a party.

               8.5 Litigation. Except as included within the exceptions to representations attached hereto as Exhibit L (i) no litigation or proceedings are pending or threatened relating to Balanced Care, BCC or the Qualified Property and (ii) there are no actions, proceedings or investigations pending or, to its Best Knowledge, threatened against Balanced Care or BCC, before or by any court, arbitrator, administrative agency or other governmental authority which are expected, in its reasonable judgment, to materially and adversely affect its financial condition or operations or its ability to carry out the transactions contemplated by this Agreement or any other document contemplated hereby to which it is a party.

               8.6 Obligations and Liabilities of Balanced Care Relating to Qualified Property. Neither Balanced Care nor BCC has incurred any other obligation or liability which could individually or in the aggregate adversely affect its ability to transfer its interest in the Qualified Property.

               8.7 No Brokers. No Person is entitled to receive any commission or finder's fee payable by American Health or AHP in connection with the execution or delivery of this Agreement by reason of any action or commitment made by Balanced Care or BCC.

               8.8 Ownership of Each Tenant. Except to the extent the interests in a Tenant are acquired by Balanced Care or its wholly-owned BCC subsidiary in accordance with the terms and conditions of the Option Agreement, each Tenant shall at all times be owned 99% by Primary Parent and 1% by Secondary Parent. No change shall occur in the certificate of organization, management agreement or other organizational documents of any Tenant or of Primary Parent and no change shall occur in the certificate of incorporation, bylaws or other organizational documents of Secondary Parent. Primary Parent shall at all times have a single class of ownership interests representing ownership in the entirety of Primary Parent.

               8.9 With respect to each Qualified Property to be acquired by AHP in accordance with this Agreement and any Property Acquisition Agreement, Balanced Care shall be conclusively deemed to have made the following warranties and representations (and AHP shall be entitled to rely fully on such warranties and representations in proceeding to fund the Closing of any Qualified Property):

                      (a) To BCC's Best Knowledge, no person other than the Seller of the Qualified Property holds any right, title and interest in and to the Qualified Property.

                      (b) To BCC's Best Knowledge, there are no causes of action, suits, or judgments pending, or threatened by any entity, person, governmental authority, or agency against all or any portion of the Qualified Property or against any interest of Seller in or to all or any portion of the Qualified Property.

                      (c) BCC has received no notice of any violations of any Applicable Laws (as defined herein) with respect to the Qualified Property or any portion thereof and to the Best Knowledge of BCC there are no material violations of any Applicable Laws with respect to the Qualified Property.

                      (d) There are no leases, tenancies, licenses or rights of use or occupancy in effect pertaining to the Qualified Property or any portion thereof, or agreements or contracts affecting or related to the Qualified Property not disclosed in the Property Acquisition Agreement or in the Commitment with respect to that Qualified Property.

                      (e) BCC is not a party to any oral contracts and is not aware of any other oral contracts affecting the Property Acquisition Agreement or the Qualified Property to which it pertains or any portion thereof.

                      (f) BCC has received no notice of outstanding claims against, or liens, assessments or encumbrances upon or against the Qualified Property, or any portion thereof, nor to its Best Knowledge do any such claims, liens, assessments or encumbrances exist.

                      (g) To the Best Knowledge of BCC, there are no intended public improvements which will result in any charge being levied upon or assessed against the Qualified Property or any portion thereof, or which will result in the creation of any lien upon the Qualified Property or any portion thereof.

                      (h) BCC has not received notice or and to the Best Knowledge of BCC, there are no pending or threatened proceedings in eminent domain which could affect the Qualified Property or any portion thereof, and BCC has no actual knowledge of any fact which might give rise to any such action or proceeding.

                      (i) To BCC's Best Knowledge, there have been no releases nor are there existing any threatened releases of any Hazardous Substances in, on, under or about the Property, or any portion thereof. Seller has not used the Property, or any portion thereof and, to its Best Knowledge, neither the Property, nor any portion thereof. has been used by any third party, for the deposit, storage, handling, use or discharge of any Hazardous Substances, except for the use of those Hazardous Substances commonly used in standard commercial office uses, and then only in strict accordance with all Applicable Laws.

                      (j) The Property Acquisition Agreement with respect to the Qualified Property is in full force and effect without modification and without default or claim of default by any party thereunder. Any option to purchase granted under the Property Acquisition Agreement has not been exercised by BCC and may be exercised by AHP after its assumption of the Property Acquisition Agreement and AHP shall bear no liability to Seller under the Property Acquisition Agreement unless and until AHP exercises any such option in accordance with this Agreement and the Assignment of Acquisition Rights relating to the Property Acquisition Agreement.

               8.10 Full Disclosure. Neither this Agreement nor any other document submitted to American Health or AHP and executed or authorized by Balanced Care or any BCC subsidiary in connection herewith contains an untrue statement of a material fact or omits a material fact which would make the statements contained herein or in such documents misleading.

        9.     Representations of American Health.

               American Health warrants and represents to each of Balanced Care and each BCC subsidiary that, as of the date of this Agreement and on the date of each Closing, the following shall be true and correct (and the warranties and representations set forth in this Section 9 shall survive each Closing):

               9.1 Due Formation; Solvency; etc. American Health is a corporation which is duly organized validly existing and in good standing under the Laws of the State of Delaware and is qualified to do business under the laws of each State where its properties, the nature of its activities or business require such qualification. Each AHP subsidiary is duly organized, validly existing and in good standing under the Laws of its state of organization and is qualified to do business in each State where the nature of its activities requires such qualification. American Health has full power, capacity, authority and legal right to execute and deliver this Agreement and to perform all transactions (including the execution and delivery of all documents contemplated hereunder and to cause the delivery by each AHP subsidiary of such documents) required of American Health or the AHP subsidiaries for the performance of this Agreement (including all performance required under the documents to be delivered hereunder). Each of American Health and each AHP subsidiary is solvent and (i) has filed all tax returns which are required to be filed by it and (ii) is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other governmental authority to which it may be subject which would, in each case or in the aggregate, materially and adversely affect the transactions contemplated by this Agreement.

               9.2 Due Authorization, Execution and Delivery. This Agreement has been duly authorized and, when executed and delivered, shall constitute the legal, valid and binding obligation of American Health.

               9.3 No Conflicts. The execution and delivery of this Agreement by American Health and the execution and delivery of the other documents hereunder by AHP and the performance by American Health and AHP of all transactions contemplated hereunder or thereunder (including the execution and delivery of all documents required by this Agreement to be executed and delivered by American Health or AHP):

                             (i)    shall not breach any contracts, covenants or
restrictions between or binding upon American Health or AHP; and shall not conflict with the Laws or result in a breach or violation of (a) any law or governmental rule or regulation applicable to American Health or AHP now in effect, (b) any provision of American Health's or AHP's corporate charter or other organizational documents, or (c) any judgment, order or decree of any court, arbitrator, administrative agency or other governmental authority binding upon American Health or AHP.

                             (ii)   do not require any consent or approval of
any public or private authority (including any legislative or judicial body) which has not already been obtained; and

                             (iii)  are not threatened with invalidity or
unenforceability by any action, proceeding, including bankruptcy or insolvency proceedings, or investigation pending or threatened by or against American Health or AHP.

               9.4 Governmental Approvals. No consents, approvals or other authorizations of any Governmental Authority is required for the due and valid execution and delivery of this Agreement or any other agreement described herein to which American Health or AHP is a party.

               9.5 No Brokers. No Person is entitled to receive any commission or finder's fee payable by Balanced Care or BCC in connection with the execution or delivery of this Agreement by reason of any action or commitment made by American Health or AHP.

               9.6 Full Disclosure. Neither this Agreement nor any other document submitted to Balanced Care or BCC and executed or authorized by American Health or any AHP subsidiary in connection herewith contains an untrue statement of a material fact or omits a material fact which would make the statements contained herein or in such documents misleading.

        10.    Conditions to Obligations of American Health and AHP. Neither

               American Health nor any AHP subsidiary entity shall have any obligations under this Agreement or with respect to any property, Qualified Property or development of any Facility, whether under this Agreement or under any document contemplated to be delivered hereunder or otherwise unless each of the following conditions are fulfilled both at the execution and delivery of this Agreement and at the Closing of each Qualified Property:

               10.1 Performance of Obligations. Balanced Care and BCC shall have performed all of its obligations to be performed at a particular point in time under this Agreement, each Transaction Document and each document to be delivered pursuant hereto or thereto.

               10.2 Truth of Representations and Warranties. All representations and warranties of or made by Balanced Care or BCC in this Agreement and in any other Transaction Document shall be true and correct.

               10.3 Completion of Initial Public Offering. Balanced Care shall have successfully completed the sale of the shares of its common stock for aggregate proceeds Balanced Care of not less than $60,000,000 as contemplated in its Registration Statement (Form S-1, Registration No. 333-37833) as filed with the Securities and Exchange Commission on December 9, 1997 as from time to time amended. Notwithstanding the foregoing to the contrary, the condition set forth in this Section 10.3 shall not apply with respect to the acquisition, funding and development of the first two parcels of Qualified Property (located in Jackson, Tennessee and Anderson, Indiana) nor the development or leasing of the Facility to be constructed thereon.

               10.4 Approval by Boards of Directors. The acquisition of such Qualified Property and the development of the Facility thereon has been approved and authorized by the Board of Directors of American Health and the Board of Directors of the AHP subsidiary which is acquire and develop the Facility upon the Qualified Property in question.

        11. Conditions to Obligations of Balanced Care and BCC.

               Neither Balanced Care nor any BCC subsidiary entity shall have any obligations under this Agreement or under any document contemplated to be delivered hereunder or otherwise unless each of the following conditions are fulfilled both at the execution and delivery of this Agreement:

               11.1 Performance of Obligations. American Health and AHP shall have performed all of its obligations to be performed at a particular point in time under this Agreement and each document to be delivered pursuant hereto.

               11.2 Truth of Representations and Warranties. All representations and warranties of or made by American Health or AHP in this Agreement and in any other Transaction Document shall be true and correct.

        12.    Covenants of Balanced Care.

               12.1 Fulfillment of Conditions. Balanced Care shall use all commercially reasonable efforts to cause each condition to the obligations of AHP and American Health under this Agreement and the Transaction Documents to be fulfilled with respect to each Qualified Property and each Project and Facility.

               12.2 Further Assurances. Balanced Care and BCC shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

        13.    Default.

               13.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                      (a) Any representation or warranty of Developer or Guarantor contained in this Agreement or any Transaction Document or made in connection with the Project, this Agreement or any Transaction Document proves to have been incorrect in any material respect when made;

                      (b) Any one or more of Developer, Manager, BCC or Balanced Care is enjoined by any court or other Governmental Agency from constructing the Project, managing the Facility, leasing the Property or otherwise is enjoined or prevented from entering into or performing its obligations under this Agreement or any other Transaction Document or Tenant is enjoined from performing any of its obligations under the Lease and such injunction continues unreleased and unstayed for a period of forty five (45) days from the date of issuance;

                      (c) Without American Health's consent, any one or more of Tenant, Primary Parent, Secondary Parent, Manager, Developer or Balanced Care is dissolved or liquidated or merged with or into any other Person or any election is made or proceedings commenced in furtherance of any such dissolution or liquidation or any one or more of Tenant, Primary Parent, Secondary Parent, Manager, Developer or Balanced Care otherwise ceases to continue to validly exist and remain in good standing under the Laws of the state of its organization or fails to remain duly qualified and in good standing under the Laws of the State or all or substantially all of the assets of any one or more of Tenant, Primary Parent, Secondary Parent, Manager, Developer or Balanced Care are sold or otherwise transferred (except in accordance with the terms of the Option Agreement or the Shortfall Funding Agreement);

                      (d) Balanced Care ceases to own 100% of the capital stock of Manager and Developer or Balanced Care suffers a Change in Control occurring after the completion of the initial public offering contemplated in Section 10.3;

                      (e) Any one or more of Tenant, Primary Parent, Secondary Parent, Manager, Developer or Balanced Care files for protection under the U.S. Bankruptcy Code or under any similar Laws regarding insolvency or protection of debtors from claims of creditors;

                      (f) Any one or more of Tenant, Primary Parent, Secondary Parent, Manager, Developer or Balanced Care is subject to an order for relief by the bankruptcy court or is unable or admits in writing its inability to pay its debt as they mature or makes an assignment for the benefit of creditors or any one or more of Tenant, Primary Parent, Secondary Parent, Manager, Developer or Balanced Care applies for or consents to the appointment of any receiver, trustee or similar official for it or for all or any part of its property (or any such appointment is made without its consent and the appointment continues undismissed, undischarged or unstayed for sixty (60) days from commencement thereof); or any one or more of Tenant, Primary Parent, Secondary Parent, Manager, Developer or Balanced Care institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to it or to all or any part of its property under the Laws of any jurisdiction (or any such proceeding is instituted without its consent and continues undismissed for sixty (60) days from commencement); or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against any property of Developer or any Guarantor and is not released, vacated or fully bonded within sixty (60) days after its initial issue or levy;

                      (g) Balanced Care and BCC shall have failed to Commence Construction of five Facilities on five Qualified Properties on or prior to the expiration or sooner termination of the Term; provided, however, that if either
(I) Balanced Care presents eight or more properties for consideration as Qualified Properties which are (a) properties on which a Balanced Care "Outlook Pointe" facility having 60, 80 or 106 units is to be constructed within a market having market demographics and bed need relative to the market which is no less favorable to the proposed Project than was the case with respect to both the Project to be constructed in Jackson, Tennessee and the Project to be constructed in Anderson, Indiana, (b) rejected as Qualified Properties by American Health in accordance with this Agreement and (c) subsequently developed with the Project as proposed to American Health, with the costs of such Project funded by Institutional Project Financing, or (II) if the condition set forth in Section 0 is not fulfilled and is not thereafter waived by American Health prior to the expiration of the Term, and both the Project to be constructed in Jackson, Tennessee and the Project to be constructed in Anderson, Indiana have been Finally Completed in accordance with the Transaction Documents applicable thereto, Balanced Care shall not have suffered an Event of Default by reason of this Section 0(0).

                      (h) An Event of Default shall have occurred and shall be continuing under any Transaction Document other than this Agreement; and

                      (i) Balanced Care or BCC shall fail to perform any other material term, covenant or condition of this Agreement or any Transaction Document or other documents executed in connection herewith or therewith and such failure is not cured by Developer within a period of thirty (30) days after receipt by Developer of notice thereof from American Health, unless such failure cannot with reasonable due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Developer proceeds promptly and with reasonable due diligence to cure the failure and thereafter diligently completes the curing thereof as soon as reasonably possible but in all events within a period of ninety (90) days after receipt by Developer of the notice referred to above in this subparagraph.

               13.2 Remedies of American Health. Upon the occurrence of any Event of Default hereunder, American Health may, without further notice to or demand, if any, upon Balanced Care, which are expressly waived by Balanced Care, exercise any one or more of the following remedies as American Health may determine:

                      (a) American Health may exercise all remedies granted to American Health or AHP in any one or more of the Transaction Documents;

                      (b) American Health may terminate Balanced Care's rights under this Agreement upon notice to Balanced Care and upon such termination may require Balanced Care to purchase all Qualified Property previously acquired by AHP for a purchase price equal to the total amounts expended with respect to (i) the cost of the acquisition of all Qualified Property plus all Costs of the Work (inclusive of all Hard Costs and Soft Costs advanced by AHP under the Development Agreement), (ii) all transaction expenses and other costs advanced by AHP or American Health with respect to the development and construction of each Project and the Facility constructed upon any such Qualified Property (whether or not such Project or Facility is in the course of construction) and
(iii) all costs and expenses incurred by American Health in the negotiation and preparation of the Transaction Documents

                      (c) American Health may perform any of Balanced Care's obligations at the costs and expense of Balanced Care in such manner as American Health may reasonably determine; or

                      (d) American Health may proceed to protect, exercise and enforce any and all other remedies provided under the Transaction Documents or by applicable Laws.

All actual and reasonable costs, expenses, charges and advances of American Health in exercising any such remedies (including without limitation costs of attorneys' and staff fees including costs of preparation for litigation computerized research, telephone, fax, mileage, depositions, postage, photocopies, process service, video tapes and similar expenses) shall be payable to American Health as transaction expenses in accordance herewith.

               13.3 Remedies Cumulative. Each of the remedies of American Health provided in the Transaction Documents is cumulative and not exclusive of, and shall not prejudice, any other remedy provided in the Transaction Documents or by applicable Laws. Each remedy may be exercised from time to time as often as deemed necessary by American Health, and in such order and manner as American Health may determine. No failure or delay on the part of American Health in exercising any remedy shall operate as a waiver of such remedy; nor shall any single or partial exercise of any remedy preclude any other or further exercise of such remedy or of any other remedy. No application of payments, or any advances or other action by American Health, will cure or waive any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Transaction Documents or prevent the exercise, or continued exercise, of any remedies of American Health.

        14.    Calculation of Days.

               For purposes of this Agreement, all references to "days" shall mean calendar days, except where expressly referred to as "business days". "Business days" shall mean Monday through Friday only, except for holidays on which Banks in San Francisco, California are required or permitted to close for business.

        15.    Miscellaneous.

               15.1 Notice. Any notices, demands, approvals and other communications provided for herein shall be in writing and shall be delivered by telephonic facsimile and by overnight air courier, personal delivery or registered or certified U.S. Mail with return receipt requested, postage paid, to the appropriate party at its address as follows:

If to American Health:  American Health Properties, Inc.
                        6400 South Fiddler's Green Circle
                        Suite 1800
                        Englewood, Colorado 80111
                        Attention: President and General Counsel

If to Balanced Care:    BCC Development and Management Co.
                        5021 Louise Drive, Suite 200
                        Mechanicsburg, Pennsylvania 17055
                        Attention: Karen Connelly, Esq

With copies to:         Kirkpatrick and Lockhart, L.L P
                        1500 Oliver Building
                        Pittsburgh, Pennsylvania 15222-2312
                        Attention: Steven J. Adelkoff, Esq.

Addresses for notice may be changed from time to time by written notice to all other parties. Any communication given by mail wil1 be effective (i) upon the earlier of (a) three business days following deposit in a post office or other official depository under the care and custody of the United States Postal Service or (b) actual receipt, as evidenced by the return receipt; (ii) if given by telephone facsimile, when sent, and (iii) if given by personal delivery or by overnight air courier, when delivered to the appropriate address set forth above.

               15.2 Governing Law This Agreement shall be interpreted according to the laws of the Commonwealth of Pennsylvania. All disputes hereunder shall be adjudicated in the federal courts sitting in the State of Colorado, or should such courts refuse to recognize jurisdiction over such matters, the courts of the State of Colorado.

               15.3 Press Releases. Prior to any party issuing a press release regarding this Agreement or the transaction contemplated hereunder, the parties shall consult and confer with one another regarding the form and content of any such press release; provided, however, the provisions of this Paragraph 15.3 shall not prevent any party from issuing such releases or filing such documents as either reasonably believes in the exercise of its good faith business judgment to be necessary or desirable under applicable federal or State securities laws.

               15.4 Assignment. Neither party shall assign its rights and obligations under this Agreement without the prior written approval of the other party.

               15.5 Entire Agreement. This Agreement (including all items incorporated herein pursuant to Section 1.4) constitutes the entire Agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written and all other communications between the parties relating to such subject matter. Except as set forth in this Agreement, neither party has made any representations or promises with respect to the subject matter hereof.

               15.6 Amendments. This Agreement shall not be modified or amended except by mutual written agreement.

               15.7 Waiver of Breach. The waiver by either party of a breach or violation of any provisions of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision.

               15.8 Severability. In the event any provision of this Agreement is held to be unenforceable or invalid for any reason, this Agreement shall remain in full force and effect and enforceable in accordance with its terms disregarding such enforceable or invalid provision; provided, however, that in the event that a provision of this Agreement is rendered invalid or unenforceable and its removal has the effect of materially altering the obligations or benefits to either party, the party so affected shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the other party.

               15.9 Captions and Headings. The captions or headings in this Agreement are made for convenience and general reference only and should not be construed to describe, define or limit the scope and intent of the provisions of this Agreement.

               15.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

               15.11 Binding Effect. This Agreement shall be binding and shall inure to the benefit of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns.

               15.12 No Rule of Construction. The parties acknowledge that all parties hereto, and their counsel, have read and fully negotiated all of the language used in this Agreement. The parties acknowledge that, because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous and unclear language in favor of or against any party because such party drafted this Agreement.

               15.13 Time is of the Essence. With respect to all provisions of this Agreement, time is of the essence.


                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


AMERICAN HEALTH PROPERTIES,              BALANCED CARE CORPORATION
INC., a Delaware corporation             a Delaware corporation


By: /s/ Signature Illegible               By: /s/ Signature Illegible
  ------------------------------            ---------------------------------
      Name:                                      Name:
      Title:                                     Title: